                                 Filed with the Securities and Exchange Commission on October 7, 2003

                                                    Registration No. 333-109515
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549

                                                   Post-effective Amendment No. 1
                                                            On Form S-2

                                      Registration Statement Under The Securities Act of 1933*

                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (Exact name of registrant as specified in its charter)

                                                         CONNECTICUT
                               (State or other jurisdiction of incorporation or organization)

                                                             63
                                  (Primary Standard Industrial Classification Code Number)

                                                         06-1241288
                                            (I.R.S. Employer Identification No.)

                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                           TIMOTHY P. HARRIS, CORPORATE SECRETARY
                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
            (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                          Copy To:
                                                       LAURA K. KEALEY, ESQ.
                                                              COUNSEL
                                   One Corporate Drive, Shelton, Connecticut 06484 (203) 944-5477

                                  Approximate date of commencement of proposed sale to the public:
                   October 8, 2003 or as soon as practicable after the effective date of this Registration Statement

If any of the  securities  being  registered  on this form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of 1933 check the following:  X .

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following:  ___.

                                                  Calculation of Registration Fee
====================================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
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          Annuity Contracts                                                       $-0-                  $-0-
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*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier registration statements, including Registration File Numbers 33-62953 and
333-103889.
*The proposed  aggregate  offering price is estimated solely for determining the  registration  fee. The amount to be registered and the proposed maximum  offering price per unit are not applicable  since these securities are not issued in predetermined  amounts or units.
====================================================================================================================================
ASL [Wells Flex/FUSI ASL]

                                                                NOTE

Registrant is filing this Post-Effective Amendment to Registration Statement No. 333-109515 for the purpose of including in the Registration Statement a Prospectus Supplement which adds a new optional benefit to all of the variable annuity contracts described in the registration statement and amends certain other disclosure in the registration statement.  Additionally, the
Prospectus Supplement contains language regarding this new optional benefits which affects the companion Registration Statement
No. 33-62933 on Form N-4.  Other than as set forth herein, the Post-Effective Amendment does not amend or delete any other part of this Registration Statement.

ASL (S-2)

                                             Supplement to Prospectus Dated May 1, 2003
                                                 Supplement dated October 13, 2003

This Supplement  should be retained with the current  Prospectus for your annuity contract issued by American Skandia Life Assurance
Corporation ("American Skandia").  If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

WHO IS AMERICAN SKANDIA?
The following paragraph is added to this section of the prospectus:

Effective May 1, 2003,  Skandia U.S. Inc., the sole  shareholder of ASI, which is the parent of American  Skandia,  was purchased by
Prudential  Financial,  Inc.  Prudential  Financial is a New Jersey  insurance  holding  company whose  subsidiary  companies  serve individual and institutional  customers worldwide and include The Prudential  Insurance Company of America,  one of the largest life insurance  companies in the U.S. These  companies offer a variety of products and services,  including life insurance,  property and casualty  insurance,  mutual funds,  annuities,  pension and  retirement  related  services and  administration,  asset  management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

GUARANTEED RETURN OPTION PlusSM (GRO PlusSM)

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The  Guaranteed  Return Option Plus  described  below is being offered as of October 13, 2003 in those  jurisdictions  where we have received regulatory  approval,  and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions.  Certain terms and  conditions  may differ between  jurisdictions  once  approved.  The program can be elected by new purchasers  on the Issue Date of their  Annuity,  and can be elected by existing  Annuity  Owners on either the  anniversary  of the
Issue Date of their  Annuity or on a date other than that  anniversary,  as described  below under  "Election of the  Program".  The
Guaranteed  Return  Option  Plus is not  available  if you elect the  Guaranteed  Return  Option  program,  the  Guaranteed  Minimum
Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.
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We offer a program that,  after a seven-year  period  following  commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each  anniversary of the maturity date  thereafter,  guarantees your Account Value will not be less than your Account  Value on the effective  date of your program  (called the  "Protected  Principal  Value").  The program also offers you the  opportunity  to elect a second,  enhanced  guaranteed  amount at a later date if your Account  Value has  increased, while preserving the guaranteed  amount  established on the effective date of your program.  The enhanced  guaranteed amount (called the "Enhanced  Protected  Principal Value")  guarantees that, after a separate  seven-year period following election of the enhanced guarantee and on each anniversary  thereafter,  your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program  monitors your Account Value daily and, if necessary,  systematically  transfers  amounts  between  variable  investment options you choose and Fixed  Allocations used to support the Protected  Principal  Value(s).  The program may be appropriate if you wish to protect a principal  amount  against  market  downturns as of a specific date in the future,  but also wish to invest in the variable  investment  options to participate in market  increases.  There is an additional charge if you elect the Guaranteed Return
Option Plus program.

The  guarantees  provided by the program  exist only on the  applicable  maturity  date(s) and on each  anniversary  of the maturity date(s)  thereafter.  However,  due to the ongoing  monitoring  of your  Account  Value and the  transfer of Account  Value  between variable  investment  options and Fixed Allocations to support our future  guarantees,  the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value
The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.
|X|      Base Guarantee:  Under the base guarantee,  American  Skandia  guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value.
     On the maturity date and on each  anniversary  after the maturity date, if your Account Value is below the Protected  Principal
     Value,  American Skandia will apply additional  amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

|X|      Enhanced  Guarantee:  On any anniversary  following  commencement of the program,  you can establish an enhanced guaranteed amount based on your current Account Value.  Under the enhanced  guarantee,  American Skandia guarantees that at the end of the seven year period  following the election of the enhanced  guarantee  (also  referred to as its "maturity  date"),  and on each anniversary of the maturity date thereafter,  your Account Value will be no less than the Enhanced  Protected  Principal Value.
     You can elect an enhanced  guarantee  more than once;  however,  a  subsequent  election  supersedes  the prior  election of an enhanced guarantee.  Election of an enhanced guarantee does not impact the base guarantee.  In addition, you may elect an "auto step-up" feature that will automatically  increase your base guarantee (or enhanced  guarantee,  if previously elected) on each anniversary of the program (and create a new, seven year maturity  period for the new enhanced  guarantee) if the Account Value as of that anniversary  exceeds the existing base guarantee (or enhanced  guarantee,  if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee.  If you elect to terminate the enhanced  guarantee,  the base guarantee will remain in effect.
     If you have elected the enhanced  guarantee,  on the  guarantee's  maturity date and on each  anniversary  of the maturity date thereafter,  if your Account Value is below the Enhanced  Protected  Principal  Value,  American  Skandia will apply additional amounts to your  Annuity  from its  general  account to  increase  your  Account  Value to be equal to the  Enhanced  Protected
     Principal Value.

Any  amounts  added to your  Annuity  will be applied,  if  necessary,  to any Fixed  Allocations  needed to support the  applicable guarantee  amount as of the  maturity  date or any  anniversary  of the  maturity  date.  Any  remaining  amounts  will be allocated pro-rata to your  Account  Value based on your  current  Sub-account  allocations.  We will notify you of any amounts  added to your
Annuity  under the  program.  The  Protected  Principal  Value is referred to as the "Base  Guarantee"  and the  Enhanced  Protected
Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity
Withdrawals  from your  Annuity,  while the program is in effect,  will reduce the base  guarantee  under the program as well as any enhanced  guarantee.  Cumulative  annual  withdrawals  up to 5% of the Protected  Principal  Value as of the  effective  date of the program  (adjusted  for any  subsequent  Purchase  Payments  and any  Credits  applied to such  Purchase  Payments)  will reduce the applicable  guaranteed amount by the actual amount of the withdrawal (referred to as the  "dollar-for-dollar  limit"). If the amount withdrawn is greater than the dollar-for-dollar  limit, the portion of the withdrawal equal to the  dollar-for-dollar  limit will be treated as  described  above,  and the  portion of the  withdrawal  in excess of the  dollar-for-dollar  limit will  reduce the base guarantee and the enhanced  guarantee  proportionally,  according to the formula as described in the rider for this benefit (see the examples  of this  calculation  below).  Withdrawals  will be taken  pro-rata  from the  variable  investment  options and any Fixed
Allocations.  Withdrawals  will be subject to all other  provisions of the Annuity,  including any Contingent  Deferred Sales Charge or Market Value Adjustment that would apply.

Charges  for other  optional  benefits  under the  Annuity  that are  deducted  as an annual  charge in arrears  will not reduce the applicable  guaranteed  amount under the  Guaranteed  Return Option Plus program,  however,  any partial  withdrawals  in payment of charges for the Plus40(TM)Optional Life  Insurance  Rider will be treated as withdrawals  and will reduce the  applicable  guaranteed amount.

The following examples of  dollar-for-dollar  and proportional  reductions assume that: 1.) the Issue Date and the effective date of the GRO PlusSM program are October 13, 2003; 2.) an initial Purchase  Payment of $250,000;  3.) a base guarantee amount of $250,000;
and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000  withdrawal  is taken on November 29, 2003 (in the first  Annuity  Year).  No prior  withdrawals  have been taken.  As the amount withdrawn is less than the Dollar-for-dollar Limit:
o        The base guarantee amount is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).
o        The  remaining  dollar-for-dollar  limit  ("Remaining  Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-dollar and proportional reductions

A second  $10,000  withdrawal  is taken on December 18, 2003 (still within the first Annuity  Year).  The Account Value  immediately before the withdrawal is $180,000.  As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
o        the base guarantee amount is first reduced by the Remaining Limit (from $240,000 to $237,500);
o        The result is then further reduced by the ratio of A to B, where:
o        A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).
o        B is the Account Value less the Remaining Limit ($180,000 - $2,500, or $177,500).
     The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79.
o        The Remaining Limit is set to zero (0) for the balance of the first Annuity Year.

Example 3. Reset of the Dollar-for-dollar Limit

A  $10,000  withdrawal  is  made  on  December  19,  2004  (second  Annuity  Year).  The  Remaining  Limit  has  been  reset  to the dollar-for-dollar limit of $12,500.  As the amount withdrawn is less than the dollar-for-dollar limit:
o        The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).
o        The Remaining  Limit for the balance of the second  Annuity Year is also reduced by the amount  withdrawn  (from $12,500 to
         $2,500).

KEY FEATURE - Allocation of Account Value
In general,  you have  discretion  over the  allocation  of your  Account  Value that remains  allocated in the variable  investment options.  However,  we reserve the right to prohibit  investment in certain  Portfolios if you  participate in the program.  Account
Value is only transferred to and maintained in Fixed  Allocations to the extent we, in our sole discretion,  deem it is necessary to
         ----
support our  guarantee(s)  under the program.  This permits your Annuity to participate in the upside  potential of the Sub-accounts while only transferring  amounts to Fixed Allocations to protect against  significant market downturns.  We monitor  fluctuations in your Account Value each business day, as well as the  prevailing  interest  rates on Fixed  Allocations,  the remaining  duration(s)
until the applicable maturity date(s) and the amount of Account Value allocated to Fixed  Allocation(s)  relative to a "reallocation trigger",  which  determines  whether Account Value must be transferred to or from Fixed  Allocation(s).  While you are not notified when your Account Value reaches a  reallocation  trigger,  you will receive a  confirmation  statement  indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

|X|      If your Account Value is greater than or equal to the reallocation  trigger,  your Account Value in the variable investment options  will  remain  allocated  according  to your most recent  instructions.  If a portion of Account  Value was  previously allocated  to a Fixed  Allocation  to support  the  applicable  guaranteed  amount,  all or a portion of those  amounts  may be transferred from the Fixed Allocation and re-allocated to the variable  investment  options pro-rata  according to your current allocations  (including  the model  allocations  under any asset  allocation  program  you may have  elected).  A Market  Value
     Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable  investment  options,  which may result in a decrease or increase in your Account Value.

|X|      If your Account Value is less than the  reallocation  trigger,  a portion of your Account Value in the variable  investment options will be  transferred  to a new Fixed  Allocation(s)  to support the  applicable  guaranteed  amount.  These amounts are transferred  on a pro-rata  basis from the  variable  investment  options.  The new Fixed  Allocation(s)  will have a Guarantee
     Period  equal to the time  remaining  until the  applicable  maturity  date(s).  The Account  Value  allocated to the new Fixed
     Allocation(s)  will be credited with the fixed interest  rate(s) then being credited to a new Fixed  Allocation(s)  maturing on the applicable  maturity date(s) (rounded to the next highest yearly duration).  The Account Value will remain invested in each applicable Fixed Allocation until the applicable  maturity date unless,  at an earlier date, your Account Value is greater than or equal to the  reallocation  trigger and,  therefore,  amounts can be  transferred to the variable  investment  options while maintaining the guaranteed protection under the program (as described above).

====================================================================================================================================
If a  significant  amount of your  Account  Value is  systematically  transferred  to Fixed  Allocations  to support  the  Protected
Principal Value and/or the Enhanced  Protected  Principal Value during prolonged market declines,  less of your Account Value may be immediately  available to participate in the upside  potential of the variable  investment  options if there is a subsequent  market recovery.  During the period prior to the maturity  date of the base  guarantee or any enhanced  guarantee,  or any  anniversary  of such maturity date(s),  a significant  portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed  amount(s).  If your Account Value is less than the  reallocation  trigger and new Fixed  Allocations must be established during  periods where the interest  rate(s) being  credited to such Fixed  Allocations  is extremely  low, a larger  portion of your
Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).
====================================================================================================================================

Separate Fixed  Allocations  may be established in support of the Protected  Principal  Value and the Enhanced  Protected  Principal
Value (if elected).  There may also be  circumstances  when a Fixed  Allocation will be established only in support of the Protected
Principal Value or the Enhanced  Protected  Principal  Value. If you elect an enhanced  guarantee,  it is more likely that a portion of your Account  Value may be allocated to Fixed  Allocations  and will remain  allocated for a longer period of time to support the
Enhanced  Protected  Principal Value, even during a period of positive market  performance  and/or under  circumstances  where Fixed
Allocations  would not be necessary to support the  Protected  Principal  Value.  Further,  there may be  circumstances  where Fixed
Allocations in support of the Protected  Principal Value are transferred to the variable  investment options while Fixed Allocations in support of an Enhanced  Protected  Principal Value are not transferred  because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its  discretion,  subject to regulatory  approval where required.  Changes to the allocation  mechanism  and/or the  reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program
The  Guaranteed  Return  Option Plus  program can be elected at the time that you  purchase  your  Annuity,  or on any  business day thereafter (prior to  annuitization).  If you elect the program after the Issue Date of your Annuity,  the program will be effective as of the business day that we receive the required  documentation in good order at our home office,  and the guaranteed amount will be based on your Account Value as of that date. If you  previously  elected the  Guaranteed  Return Option program and wish to elect the  Guaranteed  Return  Option Plus  program,  your prior  Guaranteed  Return  Option  program will be  terminated  (including  the guaranteed  amount(s))  and the  Guaranteed  Return Option Plus program will be added to your Annuity  based on the current  Account
Value.  This election of GRO PlusSM may result in a market value adjustment, which could increase or decrease your Account Value.

Termination of the Program
The Annuity Owner can elect to terminate the enhanced  guarantee but maintain the  protection  provided by the base  guarantee.  The
Annuity Owner also can terminate the  Guaranteed  Return Option Plus program  entirely.  An Annuity Owner who terminates the program entirely can  subsequently  elect to  participate  in the program again (based on the Account Value on that date) by furnishing  the documentation we require.  In a rising market,  an Annuity Owner could,  for example,  terminate the program on a given business day and two weeks later  reinstate  the program  with a higher base  guarantee  (and a new  maturity  date).  However,  your  ability to reinstate the program is limited by the  following:  (A) in any Annuity  Year, we do not permit more than two program  elections and
(B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate  automatically  upon: (a) the death of the Owner or the Annuitant (in an entity owned  contract);  (b) as of the date  Account  Value is applied  to begin  annuity  payments;  or (c) upon full  surrender  of the  Annuity.  If you elect to terminate the program prior to the applicable  maturity  date, the Guaranteed  Return Option Plus will no longer provide a guarantee of your  Account  Value.  The  surviving  spouse  may elect the  benefit  at any time  after the  death of the  Annuity  Owner.  The surviving  spouse's  election will be effective on the business day that we receive the required  documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the  Guaranteed  Return Option Plus program will no longer be deducted from your Account  Value upon  termination  of the program.

Special Considerations under the Guaranteed Return Option Plus
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      Upon inception of the program,  100% of your Account Value must be allocated to the variable  investment  options. No Fixed
     Allocations may be in effect as of the date that you elect to participate in the program.  However,  the  reallocation  trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.
|X|      Annuity Owners cannot  allocate any portion of Purchase  Payments or transfer  Account Value to or from a Fixed  Allocation while  participating in the program,  and cannot  participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.
|X|      Additional  Purchase Payments  (including any credits  associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable  guarantee amount by the actual amount of the Purchase Payment;  however, all or a portion of any additional  Purchase  Payments  (including any credits  associated with such Purchase  Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      Any amounts  applied to your Account  Value by American  Skandia on the maturity  date or any  anniversary  of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program
We deduct a charge equal to 0.25% of Account  Value per year to  participate  in the  Guaranteed  Return  Option Plus  program.  The annual  charge is deducted  daily  against your  Account  Value  allocated to the  Sub-accounts.  Account  Value  allocated to Fixed
Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia  for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and (b) administration of the program.

ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT / WELLS XT / FUSI ASXT-4 / ASL / FUSI ASL /
WELLS ASL / WELLS APEX / AS PRO / WELLS VA+ / IMPACT / FT PORTFOLIOS / GAL 3 / ASL II /FUSI ASL II /
APEX II  - SUPP. (GRO Only) - (10/13/2003)                                                                              92001b0903

asl  10/5/2003
                                                                        1
                                                              PART II

                                               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15.  Indemnification  of Directors and Officers:  Under Section 33-320a of the  Connecticut  General  Statutes,  the Registrant
must indemnify a director or officer  against  judgments,  fines,  penalties,  amounts paid in settlement  and  reasonable  expenses including  attorneys'  fees,  for actions  brought or threatened to be brought  against him in his capacity as a director or officer when certain  disinterested  parties determine that he acted in good faith and in a manner he reasonably  believed to be in the best interests of the Registrant.  In any criminal  action or proceeding,  it also must be determined that the director or officer had no reason to believe his conduct was  unlawful.  The director or officer must also be  indemnified  when he is successful on the merits in the  defense of a  proceeding  or in  circumstances  where a court  determines  that he is fairly and  reasonable  entitled to be indemnified,  and the court approves the amount.  In shareholder  derivative suits, the director or officer must be finally adjudged not to have  breached  this duty to the  Registrant  or a court must  determine  that he is fairly  and  reasonably  entitled  to be indemnified  and must approve the amount.  In a claim based upon the  director's or officer's  purchase or sale of the  Registrants'
securities,  the director or officer may obtain  indemnification  only if a court determines that, in view of all the circumstances, he is fairly and  reasonably  entitled  to be  indemnified  and then for such amount as the court  shall  determine.  The By-Laws of
American  Skandia  Life  Assurance  Corporation  ("ASLAC")  also provide  directors  and  officers  with rights of  indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors  and  officers of ASLAC and  American  Skandia  Marketing,  Inc.  ("ASM") can also be  indemnified  pursuant to  indemnity agreements  between each director and officer and American  Skandia,  Inc., a corporation  organized  under the laws of the state of
Delaware.  The  provisions of the  indemnity  agreement  are governed by Section 45 of the General  Corporation  Law of the State of
Delaware.

The  directors  and officers of ASLAC and ASM are covered under a directors and officers  liability  insurance  policy.  Such policy will  reimburse  ASLAC or ASM, as  applicable,  for any payments that it shall make to directors  and officers  pursuant to law and, subject to certain exclusions  contained in the policy,  will pay any other costs,  charges and expenses,  settlements and judgments arising  from any  proceeding  involving  any  director  or officer of ASLAC or ASM,  as  applicable,  in his or her past or present capacity as such.

Item 16.  Exhibits:

         Exhibits                                                                                     Page
         --------                                                                                     ----

1        Underwriting agreement incorporated by reference to Post-Effective Amendment No. 1 to Registration
         Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession        Not applicable

3        Articles of  incorporation  and by-laws  incorporated  by reference to  Post-Effective  Amendment  No. 6 to
         Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments defining the rights of security holders, including indentures incorporated by reference to Pre-effective Amendment No. 1 to Registration Statement No. 33-62933,
         filed via EDGAR April 26, 1996

5        Opinion re legality                                                     (included as Exhibit 23b)

6 - 9                                                                                       Not applicable

10       Material contracts (Investment Management Agreement):

         (a)      Agreement with Alliance Capital Management L.P. incorporated by reference to Post-Effective No.
                  3 to Registration Statement No. 33-53507, filed via EDGAR April 26, 2002.

         (b)      Agreement with Blackrock Financial Management, Inc. incorporated by reference to Post-Effective
                  No. 3 to Registration Statement No. 33-53507, filed via EDGAR April 26, 2002.

11 - 22                                                                                     Not applicable

23a      Consent  of  Ernst & Young  LLP  incorporated  by  reference  to  Post-Effective  Amendment  No.  1 to this
         Registration Statement No. 333-103889, filed April 28, 2003.

23b      Opinion & Consent of Counsel                                                       FILED HEREWITH

24       Powers of Attorney  for  President  and  Director:  David R. Odenath and  Directors:  James Avery,  Vivian  Banta,  Richard
         Carbone,  Helen Galt and Ronald Joelson filed via EDGAR with Post-Effective  Amendment No. 2 to this Registration Statement
         No. 333-96577, filed August 6, 2003.

25 - 28                                                                                     Not applicable
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An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1)      To file,  during  any  period in which  offers or sales are being  made,  post-effective  amendments  to this  registration statement:

         (i)  To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events  arising after the effective date of the  registration  statement (or the most recent  post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed  in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining  any liability under the Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration  statement relating the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from  registration by means of a  post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

(4)      The undersigned  Registrant  hereby  undertakes that, for purposes of determining any liability under the Securities Act of
1933, each filing of the  Registrant's  annual report  pursuant to section 13(a) or section 15(d) of the Securities  Exchange Act of
1934 (and,  where  applicable,  each filing of an employee  benefit plan's annual report pursuant to section 15(d) of the Securities
Exchange Act of 1934) that is  incorporated  by reference in the  registration  statement  shall be deemed to be a new  registration statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 may be permitted  to  directors, officers and  controlling  persons of the Registrant  pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the Securities and Exchange  Commission  such  indemnification  is against public policy as expressed in the Act and is, therefore,  unenforceable.  In the event that a claim for  indemnification  against such liabilities  (other than the payment by the Registrant of expenses  incurred or paid by a director,  officer or  controlling  person of the Registrant in the successful  defense of any action,  suit or proceeding) is asserted by such  director,  officer or controlling  person in connection with the  securities  being  registered,  the Registrant  will,  unless in the opinion of its counsel the matter has been settled by controlling  precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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LEGAL EXPERTS:  The Counsel of American  Skandia Life Assurance  Corporation has passed on the legal matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

                                                              Exhibits

         Exhibit 23b       Opinion & Consent of Counsel                         FILED HEREWITH

                                                              SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933, the Registrant  certifies that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this  registration  statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the  7th day of October , 2003.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                              Registrant

By:  _______________________________________                            Attest:  _________________________
     /s/ Timothy P. Harris, Corporate Secretary                                  /s/   Kathleen A. Chapman

Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement  has been signed below by the  following persons in the capacities and on the date indicated.

              Signature                                     Title                              Date
              ---------                                     -----                              ----
                                                (Principal Executive Officer)

          David R. Odenath*        Chief Executive Officer and President              October 7, 2003
          -----------------
          David R. Odenath

                                     (Principal Financial Officer and Principal Accounting Officer)

         __________________            Executive Vice President and                   October 7, 2003
         /s/ Anthony Piszel                Chief Financial Officer

                                                          (Board of Directors)

      James Avery*                            Vivian Banta*                              Richard Carbone*
      ------------                            ------------                               ----------------
      James AveryVivian Banta                 Richard Carbone

      Helen Galt*                             Ronald Joelson*                            David R. Odenath*
      -----------                             ---------------                            -----------------
      Helen Galt                              Ronald Joelson                            David R. Odenath

                                    *By:  _____________________________
                                          -----------------------------
                                          /s/ Timothy P. Harris

          *Pursuant to Powers of Attorney filed with Post-Effective Amendment No. 2 to Registration Statement No. 333-96577
                                                                                                                           -